UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

October 17, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant's telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)

On October 17, 2017, John Wiley & Sons, Inc. (the "Company") announced Brian A. Napack as the new President and Chief Executive Officer of the Company, effective December 4, 2017 (the "Commencement Date").  Upon the Commencement Date, Mr. Napack will also become a member of the Company's Board of Directors (the "Board").

Mr. Napack will succeed Matthew S. Kissner, who has been serving as the Company's Interim President and Chief Executive Officer since May 8, 2017.  Mr. Kissner will continue to serve as the Company's Chairman of the Board.

Mr. Napack, age 55, will join the Company from Providence Equity Partners where he has been a Senior Advisor focused on investments in education and media.  Before joining Providence in 2012, Mr. Napack served as president of Macmillan, the global content publisher, where he oversaw businesses in education, consumer books, digital media and magazines. Macmillan's brands include Farrar Strauss & Giroux; St. Martin's Press; Henry Holt; Bedford, Freeman, & Worth; and Scientific American.  Prior to Macmillan, Mr. Napack was a partner at LEK Consulting, a global management consulting firm, where he led strategy, operations, and M&A engagements throughout the media, entertainment, and telecommunications industries.  Before that, he founded and was CEO of ThinkBox, a digital media company focused on pre K-12 education.  At The Walt Disney Company, he founded and ran Disney Educational Publishing and was a co-founder of Disney Interactive.  Earlier in his career, he held senior roles at Simon & Schuster, the global publishing company, and A.T. Kearney, a leading management consulting company.  Mr. Napack received his MBA from Columbia University and a BA in Economics from Middlebury College.  Mr. Napack has previously served on the boards of Houghton Mifflin Harcourt Company and Education Management Corporation.

In connection with his appointment, the Company and Mr. Napack entered into an employment offer letter (the "Employment Letter").  The terms of the Employment Letter include the following:

•	Salary of $900,000 annually.
•
Eligibility to participate in the Company's Executive Annual Incentive Plan, with a target incentive equal to 150% of base salary. For fiscal year 2018, target incentive will be prorated based on date of employment and he will be entitled to a minimum bonus at the threshold level of 50% of base salary.

•
Beginning with the FY2018-20 performance cycle, eligibility to participate in annual grants under the Company's Executive Long-Term Incentive Program (ELTIP). Targeted long-term incentive for this cycle is equal to 300% of base salary, or $2,700,000. Sixty percent of the ELTIP value will be delivered in the form of target performance share units and forty percent in restricted share units.

•
Sign-on grant of restricted share units, with a grant value of $4,000,000, converted to shares using the Company's Class A closing stock price as of the Commencement Date, and vesting in two equal installments on the first and second anniversaries of the employment date. Grants are subject to forfeiture in the case of voluntary termination prior to vesting and accelerated vesting in the case of earlier termination of employment without Cause, due to death or Disability or Constructive Discharge, or upon a Change in Control (as such terms are defined in the Employment Letter).

•	If employment is involuntarily terminated without Cause or due to Constructive Discharge, severance will be:
o	Absent a Change in Control: 24 months' base salary to be paid in a lump sum and Benefit Continuation for 18 months; or
o
Within 24 Months of a Change in Control: 24 months' base salary and 24 months of "target" annual incentive to be paid in a lump sum, full acceleration of all unvested equity awards (with performance share units vested at "target") and Benefit Continuation for 18 months.

Pursuant to his Employment Letter, Mr. Napack is subject to certain confidentiality obligations, and non-compete and non-solicitation covenants.

The foregoing description of the Employment Letter is a summary and is qualified in its entirety by reference to the Employment Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in its entirety herein.

A copy of the press release announcing the appointment of Mr. Napack is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.      Description

10.1	Employment Letter by and between John Wiley & Sons, Inc. and Brian Napack, dated October 12, 2017

99.1      Press release dated October 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
Registrant

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: October 17, 2017